REFINITIV STREETEVENTS

EDITED TRANSCRIPT

Q3 2024 STURM RUGER & COMPANY INC EARNINGS CALL

EVENT DATE/TIME: October 31, 2024 / 1:00PM UTC

REFINITIV

An LSEG Business

October 31, 2024 / 1:00PM UTC, Q3 2024 Sturm Ruger & Company Inc Earnings Call

CORPORATE PARTICIPANTS

•	Christopher Killoy Sturm Ruger & Company Inc - President, Chief Executive Officer, Director

•	Kevin Reid Sturm Ruger & Company Inc - Vice President, General Counsel, Corporate Secretary

•	Thomas Dineen Sturm Ruger & Company Inc - Chief Financial Officer, Senior Vice President, Treasurer

CONFERENCE CALL PARTICIPANTS

•	Operator

•	Mark Smith Lake Street Capital Markets - Analyst

•	Rommel Dionisio Aegis Capital - Analyst

PRESENTATION

Operator

Good day and thank you for standing by. Welcome to the Q3 2024 Sturm, Ruger earnings conference call. (Operator Instructions) Please be advised that today's conference is being recorded.

I would now like to hand the conference over to your first speaker today, Chris Killoy, President and CEO. Please go ahead.

Christopher Killoy Sturm Ruger & Company Inc - President, Chief Executive Officer, Director

Good morning and welcome to the Sturm, Ruger & Company third-quarter 2024 conference call. I'll ask Kevin Reid, our General Counsel, to read the caution on forward-looking statements. Tom Dineen, our Chief Financial Officer, will then give an overview of the third-quarter 2024 financial results, and then I will discuss our operations and the market. After that, we'll get to your questions. Kevin?

Kevin Reid Sturm Ruger & Company Inc - Vice President, General Counsel, Corporate Secretary

Thanks, Chris. We just want to remind everyone that statements made in the course of this meeting that state the company's or management's intentions, hopes, beliefs, expectations, or predictions of the future are forward-looking statements. It is important to note that the company's actual results could differ materially from those projected in such forward-looking statements.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the company's SEC filings, including, but not limited to, the company's reports on Form 10-K for the year ended December 31, 2023, and of course, on the Form 10-Q for the third quarter of 2024, which we filed last night. Copies of these documents may be obtained by contacting the company or the SEC or on the company website at ruger.com/corporate or, of course, the SEC website at sec.gov.

We do reference non-GAAP EBITDA. Please note that the reconciliation of GAAP net income to non-GAAP EBITDA can be found in our Form 10-K for the year ended December 31, 2023, and our Form 10-Q for the third quarter of 2024, both of which are also posted to our website. Furthermore, the company disclaims all responsibility to update forward-looking statements. Chris?

October 31, 2024 / 1:00PM UTC, Q3 2024 Sturm Ruger & Company Inc Earnings Call

Christopher Killoy Sturm Ruger & Company Inc - President, Chief Executive Officer, Director

Thank you, Kevin. Now Tom will discuss the company's third-quarter 2024 results.

Thomas Dineen Sturm Ruger & Company Inc - Chief Financial Officer, Senior Vice President, Treasurer

Thanks, Chris. For the third quarter of 2024, net sales were $122.3 million and diluted earnings were $0.28 per share. For the corresponding period in 2023, net sales were $120.9 million and diluted earnings were $0.42 per share. For the nine months ended September 28, 2024, net sales were $389.9 million and diluted earnings were $1.15 per share. For the corresponding period in 2023, net sales were $413.2 million and diluted earnings were $2.13 per share.

At September 28, 2024, our cash and short-term investments totaled $96 million. Our short-term investments are invested in United States treasury bills and in a money market fund that invests exclusively in United States treasury instruments, which mature within one year.

At September 28, 2024, our current ratio was 4.5:1, and we had no debt. Stockholders' equity was $314.9 million, which equates to a book value of $18.76 per share, of which $5.72 was cash and short-term investments. In the first nine months of 2024, we generated $35.5 million of cash from operations. Our year-to-date capital expenditures totaled $17.2 million. We expect our 2024 capital expenditures will total approximately $20 million.

In the first nine months of 2024, we returned $39.3 million to our shareholders through the payment of $10 million of quarterly dividends and the repurchase of 699,000 shares of our common stock at an average price of $41.99 per share for a total of $29.3 million.

Our Board of Directors declared an $0.11 per share quarterly dividend for shareholders of record as of November 13, 2024, payable on November 27, 2024. As a reminder, our quarterly dividend is approximately 40% of net income and, therefore, varies quarter to quarter.

Our variable dividends -- our variable dividend strategy, coupled with our strong debt-free balance sheet, allows us to continually and consistently provide returns to our shareholders without sacrificing our ability to capitalize on opportunities that emerge. That's the financial update for the third quarter. Chris?

Christopher Killoy Sturm Ruger & Company Inc - President, Chief Executive Officer, Director

Thanks, Tom. After a sluggish first half of the year, overall market demand appeared to recover somewhat in the third quarter as NICS background checks, as adjusted by the National Shooting Sports Foundation, increased by 4.5% from last year.

For the same period, the estimated unit sell-through of our products from the independent distributors to retailers increased 9%, twice the rate of the NICS increase. For the first nine months of 2024, adjusted NICS decreased 3%, while our estimated distributor sell-through increased 4%, again, outpacing NICS. These quarterly and year-to-date metrics indicate that we likely picked up some market share.

That's not surprising given the strong demand for several of our product families, including the American Rifle Generation II and Marlin lever-action rifles, coupled with increased production on these lines. Furthermore, used gun sales appear to represent a larger percentage of overall retail firearm sales.

An increase in used gun sales is not unusual during tough economic times like we are currently experiencing with decreased disposable income, high interest rates, and rising consumer debt. This would suggest that our gains are perhaps even greater than the NICS data would indicate since NICS does not distinguish between used gun sales and new gun sales.

The diversity of our products and the strong demand for several of our product families has allowed us to grow without sacrificing our long-term focus or pricing discipline despite the current promotion-rich environment.

Consequently, our finished goods inventory and our distributors' inventories have decreased 125,000 units in the past year. We are well positioned to increase production entering the traditionally stronger fall and winter selling season, allowing us to capitalize on the pent-up demand for some of our more sought-after products.

October 31, 2024 / 1:00PM UTC, Q3 2024 Sturm Ruger & Company Inc Earnings Call

Developing innovative new products to drive growth, excitement, and profitability is not new at Ruger. Rather, it has been the blueprint for our success since our inception in 1949. We are proud to have introduced so many new offerings during our 75th anniversary, including the American Gen II family of rifles, the Marlin 1894, 1895, and 336 lever-action rifles, the LC Carbine chambered in 45 auto and the recently launched 10-millimeter auto, 75th anniversary models of the Mark IV Target pistol, 10/22 rifles, LCP MAX pistol, the No. 1 rifle, and the Mini 14 with side-folding stock. And we will culminate this milestone year with another exciting new product launch coming to a retailer near you.

New product sales totaled $113 million or 31% of firearm sales in the first nine months of 2024. New product sales include only major new products that were introduced in the past two years. We remain focused on the long-term goal of creating shareholder value.

Our disciplined pricing and promotion strategy may not always benefit current period sales and profitability but instead enhances our long-term performance and promotes consistency throughout the distribution channel, allowing both distributors and retailers to confidently invest in our inventory is essential to Ruger's long-term success and leadership in the volatile firearms market.

Two weeks ago, we were thrilled to be recognized by our wholesale customers with three industry awards at this year's NASGW Show in Kansas City, Missouri. We were named Firearm Manufacturer of the Year for the second consecutive year and the 12th time in the last 15 years.

Additionally, the Ruger American Gen II rifle earned the NASGW POA Caliber Awards for Best New Rifle and Best New Overall Product. I would also like to thank the NASGW Board of Directors for presenting me with their Chairman's Award in recognition of my 35 years in the outdoor shooting sports industry.

It was truly an honor. I have been blessed with the opportunity to work alongside and do business with so many great people over the years. I can't think of another industry where I would rather have spent my career. It's been a great run.

Those are the highlights of the third quarter of 2024. Operator, may we please have the first question?

QUESTIONS AND ANSWERS

Operator

(Operator Instructions) Mark Smith, Lake Street.

Mark Smith Lake Street Capital Markets - Analyst

Hi, guys. First question for me, and we've talked about this one before, but I just wanted to discuss the big delta between ASP of orders versus orders still in the backlog, much higher price. Is this a function of just timing on maybe building some rifles and shipping them? Or anything you can discuss to give us color on the difference between those two numbers?

Christopher Killoy Sturm Ruger & Company Inc - President, Chief Executive Officer, Director

Thanks, Mark. The biggest thing when we look at the products in the backlog, the biggest impact there that drives that ASP up is the Marlins. Marlins are a much higher selling price. There's also a good number of American Gen IIs but the biggest thing that skews that number north is the number of Marlins that are in that backlog.

Mark Smith Lake Street Capital Markets - Analyst

And are those rifles that you feel like you get out here in this important fourth quarter and in time to get in consumers' hands for key hunting seasons? Or is this may be more delayed into '25 in building and shipping a lot of those rifles?

October 31, 2024 / 1:00PM UTC, Q3 2024 Sturm Ruger & Company Inc Earnings Call

Christopher Killoy Sturm Ruger & Company Inc - President, Chief Executive Officer, Director

A lot of them are go into 2025. We're going to maximize production in Q4 for Marlin in particular. We're building more Marlins right now than we've ever built. The team down in Mayodan, North Carolina is doing a great job maximizing production but making sure we don't sacrifice quality. So I suspect that will -- the backlog numbers will continue into at least Q1 and Q2.

Mark Smith Lake Street Capital Markets - Analyst

Okay. And then as we look at gross profit margin during the quarter, that being down. Was that really a function of mix and pricing of items that were shipped during the quarter?

Christopher Killoy Sturm Ruger & Company Inc - President, Chief Executive Officer, Director

There's certainly some mix. I mean one of the things this year, we didn't take an overall price increase based on the competition in the market. We also -- when we saw where the market was this year, we made some strategic decisions on our 75th anniversary guns to implement some fairly sharp prices on those to make sure we get the volume.

And then the other thing, of course, is that these volume levels we're at today versus several years ago, deleveraging those fixed costs is really the biggest factor when we look at that. The other thing to remember in our third quarter, fewer workdays because we take the July shutdown, the 4th of July week always has a negative impact on our Q3.

Mark Smith Lake Street Capital Markets - Analyst

Okay. And I think the last one for me, Chris, any comments just on consumer demand, how it fits? I know you talked about in your commentary, I think used gun sales being up and that being a function of where the consumer is at. But any additional insights you can give us on that? And then also the promotional environment.

You just discussed being -- I don't know if aggressive is the right word but trying to price some of these anniversary items at the right level. As we rotate through these other items, do you feel like you need to move and be more promotional to compete? Or do you feel like you're not seeing that pressure in the industry?

Christopher Killoy Sturm Ruger & Company Inc - President, Chief Executive Officer, Director

There's definitely pressure out there. We're seeing -- we just got back from the NASGW Show where we're meeting with our wholesalers. We're looking at what's happening in the industry. We're seeing a lot of rebates. If you look at the gun store calendar over the next month or so, you'll see a lot of rebates from manufacturers.

That's typically not where Ruger participates. Right now, I think we'll get through Q4 without any aggressive promotional efforts. But we're keeping our powder dry. We -- that may change as we get into 2025.

Like I said, there's lots of capacity out there, particularly from players that are maybe only one category deep. If all you're making is AR platform rifles, MSRs, so to speak, then you've got nowhere to turn but to continue to discount.

In Ruger's case, the breadth of our product line and the variety of products we offer help us -- keep us somewhat insulated from having to defend market share in one single category. So we're going to stay disciplined, keep the powder dry and continue to do our best to drive innovation with some really exciting new products, one of which you'll see in just a couple of weeks, and we're very, very excited about.

Mark Smith Lake Street Capital Markets - Analyst

Excellent. Looking forward to it.

October 31, 2024 / 1:00PM UTC, Q3 2024 Sturm Ruger & Company Inc Earnings Call

Christopher Killoy Sturm Ruger & Company Inc - President, Chief Executive Officer, Director

Thanks, Mark.

Operator

Rommel Dionisio, Aegis Capital.

Rommel Dionisio Aegis Capital - Analyst

Hi. Good morning. Thanks for taking my question. Chris, I wonder if we could just get your perspective on the competitive promotional environment a bit. I mean, obviously, this is a cyclical industry over the years. But while demand hasn't been particularly robust for several quarters, it's been somewhat stable.

Is there -- do you think this is maybe more of a permanent thing in the industry that we're seeing just because, again, there's been some stability in the industry. Is there oversupply? I mean I'd just love to hear your general thoughts on why promotions are continuing for such a fairly extended period of time at this point. Thanks.

Christopher Killoy Sturm Ruger & Company Inc - President, Chief Executive Officer, Director

Thanks, Rommel. Good question. We were just talking about this with our own team this week. And one of the things I think we've seen is one of the industry gun writers turned the phrase crisis fatigue. And perhaps our customer base is not going out in an election year, for example, and buying more rifles like they might have in previous election cycles. We certainly didn't see an uptick in demand there.

We do think there is quite a bit of capacity out there. Some manufacturers have not slowed down. They've probably over inventoried at their location. They've got their wholesalers and retailers perhaps over inventoried.

So that results in some of that discounting. I think as we look at 2025 and look at absent any artificial stimulation in demand, I think it's pretty stable. I mean I think you're right, it's a stable environment but we're going to see these upticks from quarter to quarter.

I think right now, what we're looking at in 2025, I wish my crystal ball was clearer but we're planning to be aggressive with our new products. We know, in Ruger's case, we're far better off trying to gain market share and take business based on exciting new product launches rather than trying to discount our way to success.

And in our case, we've got the American centerfire Gen II family of rifles is off to a great start. Marlins, of course, continue to be a big driver for us. But the Gen II American centerfire rifles in particular, have really hit a home run. We heard that loud and clear from our distributors. We certainly saw the impact with some of our competitors that are scrambling to do rebates and things like that.

But the Gen II American family of rifles is going to continue to grow, and we're very excited about that. And like I said, we've got a very exciting fourth quarter launch coming up that I think is going to be very strong for Ruger, and we're going to try to do our best to take market share in the old-fashioned way by exciting new products and not discount our way.

Rommel Dionisio Aegis Capital - Analyst

Great. Okay. We look forward to hearing more about that. Just maybe a follow-up. The -- obviously, there were a lot of moving parts during the pandemic and all that.

What -- are there any other big picture items that you see moving around, whether that's participation or more first-time shooters, women in the marketplace that -- some of those bigger picture items that you're seeing change around here these last few quarters? Thanks.

October 31, 2024 / 1:00PM UTC, Q3 2024 Sturm Ruger & Company Inc Earnings Call

Christopher Killoy Sturm Ruger & Company Inc - President, Chief Executive Officer, Director

Good question. We did gain a lot of new customers, the entire industry did during the pandemic. It's incumbent upon us to turn those first-time buyers into lifelong customers. And we've been trying to do that, particularly with some of our exciting offerings in things like the Mark IV pistols, the 10/22s and things like to target some of the niches, like you mentioned, our female customers or frankly, some of our older customers who may not have the hand strength they once did, products like the Security-380, which have done extremely well, have a much easier to manipulate slide and easier to control in the fairly comfortable to shoot 380 ACP caliber. We're going to continue to go after those new customers, those niche customers and try to grow that again with our new products and some of our product variations.

We've been very successful this year with, like I said, particularly the Mark IV and 10/22s using the 22 long rifle caliber. They are a lot of fun at the range and a great way to hang on to those new customers that may have been a onetime purchaser they thought when they bought a gun for home or personal protection during the pandemic. But if we can get a Mark IV pistol or a 10/22 rifle into their hands, they're going to become a lifelong customer and a lifelong participant in the shooting sports.

Rommel Dionisio Aegis Capital - Analyst

Great. Thanks very much for the insights.

Christopher Killoy Sturm Ruger & Company Inc - President, Chief Executive Officer, Director

Thanks, Rommel.

Operator

Thank you. And I'm showing no further questions at this time. So I would like to turn it back to Chris Killoy, President and CEO, for closing remarks.

Christopher Killoy Sturm Ruger & Company Inc - President, Chief Executive Officer, Director

I would like to thank all of you for attending this call, especially our shareholders. I want to mention two important upcoming dates. Next Tuesday is election day. As we head into an uncertain global, political, and economic future, your voice of the polls is of great importance. Please educate yourself on the issues that are important to you, learn about the candidates, and vote.

And the following Monday, November 11, is Veterans Day. Without the sacrifice of those who served our great country, we wouldn't have the ability to exercise our many freedoms, including the right to vote. Please take a moment to say a quick prayer of thanks to all the brave service men and service women who fought to attain and protect these rights for all of us.

We thank all veterans, especially the veteran members of the Ruger family for their service and sacrifice to our country. And I would like to thank our loyal customers and our 1,800 hardworking members of the Ruger team who design, build, and sell rugged, reliable firearms.

We look forward to speaking with you at our next quarterly call in February. Thank you.

Operator

Thank you for your participation in today's conference. This does conclude the program. You may now disconnect.

October 31, 2024 / 1:00PM UTC, Q3 2024 Sturm Ruger & Company Inc Earnings Call

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